                                  SCHEDULE 14A
                                 (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     /X/ Preliminary proxy statement
     / / Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              VORNADO REALTY TRUST
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              VORNADO REALTY TRUST
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                         [VORNADO REALTY TRUST LOGO]

                                   NOTICE OF
                                 ANNUAL MEETING
                                OF SHAREHOLDERS

                                      AND

                                PROXY STATEMENT

                                  ------------
                                  ------------
                                    1 9 9 6

                         [VORNADO REALTY TRUST LOGO]

                             PARK 80 WEST, PLAZA II
                         SADDLE BROOK, NEW JERSEY 07663

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 1996

                            ------------------------

To the Holders of Common Shares of Beneficial Interest:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vornado Realty Trust (the "Company") will be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Wednesday, May 22, 1996, at 10:00 A.M., local time, for the following purposes:

     (1) The election of two persons to the Board of Trustees of the Company for a term of three years; and

     (2) An Amendment to the Amended and Restated Declaration of Trust of the Company to permit the Board of Trustees to amend the Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest of the Company or the number of shares of beneficial interest of any class the Company is authorized to issue; and

     (3) Amendments to the Company's Omnibus Share Plan; and

     (4) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Pursuant to the Bylaws of the Company, the Board of Trustees of the Company has fixed the close of business on

March 20, 1996, as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

     Your attention is called to the attached proxy statement. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                            By Order of the Board of Trustees

                                   SUSAN D. SCHMIDER
                                   Secretary

                         [VORNADO REALTY TRUST LOGO]

                             PARK 80 WEST, PLAZA II
                         SADDLE BROOK, NEW JERSEY 07663
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 1996
                            ------------------------

     The enclosed proxy is being solicited by the Board of Trustees of Vornado Realty Trust (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 22, 1996 ("Annual Meeting"). The proxy may be revoked by the shareholder at any time prior to its exercise at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. MacKenzie Partners, Inc. has been engaged by the Company to solicit proxies, at a fee not to exceed $5,000. In addition to solicitation by mail and by telephone calls, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company may reimburse them for their expenses in so doing.

     Only shareholders of record at the close of business on March 20, 1996 are entitled to notice of and to vote at the Annual Meeting. There were on such date 24,285,038 Common Shares of Beneficial Interest ("Shares") outstanding, each entitled to one vote at the Annual Meeting.

     The principal executive office of the Company is located at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663. This notice of meeting and proxy statement and enclosed proxy will be mailed on or about April 22, 1996 to the Company's shareholders of record as of the close of business on March 20, 1996.

                              ELECTION OF TRUSTEES

     The Declaration of Trust of the Company, as amended ("Declaration of Trust"), provides that the Board shall be divided into three classes, as nearly equal in number as possible. One class of two trustees is elected at each annual meeting of shareholders to hold office for a term of three years and until their successors are duly elected and qualify.

     Unless otherwise directed in the proxy, the person named in the enclosed proxy, or his substitute, will vote such proxy for the election of the two nominees listed below as trustees for a three-year term and until their respective successors are duly elected and qualify. If any nominee at the time of election is unavailable to serve, a contingency not presently anticipated, it is intended that the person named in the proxy, or his substitute, will vote for an alternate nominee who will be designated by the Board. Proxies may be voted only for the two nominees named or such alternates.

     Under the Bylaws, the affirmative vote of a plurality of all the votes cast at the Meeting, assuming a quorum is present, is sufficient to elect a trustee. Under Maryland law, the Declaration of Trust and the Bylaws of the Company, proxies marked "withhold authority" will be counted for the purpose of determining the presence of a quorum but such proxies and failures to vote (including proxies from brokers or other nominees indicating that such persons do not have discretionary power to vote Shares in the election of trustees) will not be counted as votes cast in the election of trustees and thus will have no effect on the result of the vote.

     The following table sets forth the nominees (both of whom are presently members of the Board of the Company) and the other present members of the Board of the Company. With respect to each such person, the table sets forth the age, principal occupation, position presently held with the Company, and the year in which the person first became a director of Vornado.

                                               YEAR
                        PRINCIPAL OCCUPATION   TERM
                        AND PRESENT POSITION   WILL   INITIAL
      NAME        AGE     WITH THE COMPANY    EXPIRE  ELECTION
- ----------------- ---  ---------------------- ------  --------
NOMINEES FOR ELECTION TO SERVE UNTIL
THE ANNUAL MEETING IN 1999
- ---------------------------------------------

STANLEY SIMON*    78   Owner of Stanley Simon  1996     1960
                       and Associates,
                       management and
                       financial consultants

RONALD TARGAN     69   A member of the law     1996     1980
                       firm of Schechner and
                       Targan, P.A.;
                       President of Malt
                       Products Corporation
                       of New Jersey, a
                       producer of malt syrup

PRESENT TRUSTEES ELECTED TO SERVE UNTIL
THE ANNUAL MEETING IN 1997
- ---------------------------------------------

STEVEN ROTH*      54   Chairman of the Board   1997     1979
                       and Chief Executive
                       Officer of the
                       Company; managing
                       general partner of
                       Interstate Properties
                       ("Interstate")

RUSSELL
  WIGHT, JR.*     56   A general partner of    1997     1979
                       Interstate

PRESENT TRUSTEES ELECTED TO SERVE UNTIL
THE ANNUAL MEETING IN 1998
- ---------------------------------------------

DAVID MANDELBAUM* 60   A member of the law     1998     1979
                       firm of Mandelbaum &
                       Mandelbaum, P.C.; a
                       general partner of
                       Interstate

RICHARD WEST      58   Dean Emeritus, Leonard  1998     1982
                       N. Stern School of
                       Business, New York
                       University

- ---------------
* Member of Executive Committee of the Board of the Company.

     Mr. Simon has been the owner of Stanley Simon and Associates since 1958. Mr. Simon is also a director of General Microwave Corporation, Gerber Scientific Inc. and J. Baker, Inc.

     Mr. Targan has been President of Malt Products Corporation of New Jersey since 1962. Since 1964, he has been a member of the law firm of Schechner and Targan, P.A.

     Mr. Roth has been Chairman of the Board and Chief Executive Officer of the Company since May 1989 and Chairman of the Executive Committee of the Board of the Company since April 1980. Since 1968, he has been a general partner of Interstate and, more recently, he has been managing general partner. On March 3, 1995, he also became Chief Executive Officer of Alexander's, Inc. Mr. Roth is also a director of Alexander's, Inc. and Insituform Technologies, Inc.

     Mr. Wight has been a general partner of Interstate since 1968. Mr. Wight is also a director of Alexander's, Inc. and Insituform Technologies, Inc.

     Mr. Mandelbaum has been a member of Mandelbaum & Mandelbaum, P.C. since 1967. Since 1968, he has been a general partner of Interstate. Mr. Mandelbaum is also a director of Alexander's, Inc.

     Mr. West is Dean Emeritus at the Leonard N. Stern School of Business, New York University. He was a professor there from September 1984 until September 1995. He was also Dean from September 1984 until August 1993. Mr. West is also a director or a trustee of Alexander's, Inc., Smith-Corona, Inc., Bowne & Co., Inc., and various investment companies managed by Merrill Lynch Assets Management, Inc.

     Interstate is a New Jersey partnership formed in 1968 to engage in the development and operation of shopping centers. Messrs. Roth, Wight and Mandelbaum have at all times been the general partners of Interstate. Interstate develops, owns and operates strip and regional-type shopping centers and is an investor in securities and partnerships.

     The Company is not aware of any family relationships between any trustee or executive officer of the Company or person nominated or chosen by the Company to become a trustee or executive officer. Messrs. Roth, Wight and Mandelbaum are affiliated with each other as general partners of Interstate and in other businesses. Messrs. Mandelbaum and Targan are affiliated with each other in businesses and in the practice of law.

     The Board has an Audit Committee and a Compensation Committee. The Audit Committee's functions include reviewing annual and quarterly reports and proxy statements sent to shareholders and filed with the Securities and Exchange Commission, recommending to the Board the engaging of the independent auditors, reviewing with the independent auditors the plan and results of the auditors' engagement and other matters of interest to the Committee and reviewing with the Company's financial officers and internal auditors matters of interest to the Committee, including the effectiveness of the Company's internal controls and the results of its operations. The Audit Committee, which held four meetings during the Company's last fiscal year, consists of three members, Messrs. West, Mandelbaum and Simon. Mr. West is the Chairman of the Audit Committee.

     The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting of awards under the Company's Omnibus Share Plan. The Committee, which held one meeting during the Company's last fiscal year, consists of three members, Messrs. Simon, Targan and West. Mr. Simon is the Chairman of the Compensation Committee.

     The Board held seven meetings during the Company's last fiscal year. Each trustee of the Company attended at least 75% of the combined total of meetings of the Board and all committees on which he served during that period.

                             COMPENSATION COMMITTEE
                            OF THE BOARD OF TRUSTEES
                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee (the "Committee") is responsible for establishing the terms of the compensation of the executive officers.

     Each of the executive officers receives a base salary. The Committee periodically reviews and adjusts Mr. Roth's base salary. Mr. Roth's current base salary of $625,000 was established in November 1991. The base salaries of Mr. Macnow and Mr. Rowan are $354,000 each in accordance with the employment agreements which were entered into on January 1, 1995 (see "Employment Contracts"). Such employment agreements provide for an annual adjustment of their base salary equal to 125% of the percentage increase in the prior year's consumer price index.

     The primary objective of the Committee in establishing the terms of the executive officers' compensation has been to provide strong financial incentives for the executive officers to maximize shareholder value. The Committee believes that the best way to accomplish this objective is to grant substantial share options on a fixed share basis without adjusting the number of shares granted to offset changes in the Company's share price.

     The employment agreements of Joseph Macnow, Vice President -- Chief Financial Officer, and Richard Rowan, Vice President -- Real Estate, provide an undertaking to use best efforts annually to cause the Compensation Committee of the Board to grant each of them options to purchase 37,500 common shares at a purchase price equal to the fair market value of the Shares on the dates the options are granted. In each of the last five years (including a December 1993 grant for the 1994 year), Mr. Macnow and Mr. Rowan have each received an option on 37,500 common shares exercisable at the current market price pursuant to their employment agreements.

     Section 162(m) of the Internal Revenue Code, which was adopted in 1993, provides that, in general, publicly traded companies may not deduct, in any taxable year, compensation in excess of $1,000,000 paid to any individual named in the Summary Compensation Table which is not "performance based", as defined in Section 162(m). Options granted under the Company's Omnibus Share Plan to date satisfy the performance based requirements under the transitional rules. See also the proposal to amend the Omnibus Share Plan on page 22. The Committee is studying the effect of Section 162(m) and the regulations thereunder, including transitional rules, on the Company as a REIT, but has not taken any position at this time.

               STANLEY SIMON
               RONALD TARGAN
               RICHARD WEST

                               PERFORMANCE GRAPH

     The following performance graph compares the Company's share price performance to the S&P 500 and to the published National Association of Real Estate Investment Trusts (NAREIT) All Equity Index (excluding Health Care REITs). Share price performance for the past five years is not necessarily indicative of future results. The cumulative return includes the reinvestment of dividends.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

                                                                     THE NAREIT
      MEASUREMENT PERIOD                             S&P 500         ALL EQUITY
    (FISCAL YEAR COVERED)           VORNADO           INDEX           INDEX(1)
1990                                  100               100             100
1991                                  134               131             129
1992                                  213               141             156
1993                                  292(2)            155             185
1994                                  326               157             191
1995                                  356               215             218

(1) Excluding Health Care REITs.

(2) Includes a special dividend of $3.36 per share.

                      PRINCIPAL SHAREHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Shares as of March 20, 1996, by (i) each trustee of the Company, (ii) each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Shares and (iii) all trustees, nominees and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Shares listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Unless otherwise noted, the address of all such persons is c/o Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663.

                                        AMOUNT AND          PERCENT
        NAME AND ADDRESS OF        NATURE OF BENEFICIAL        OF
         BENEFICIAL OWNER              OWNERSHIP(1)         CLASS(2)
- -------------------------------------------------------     --------
Steven Roth                              7,516,950(3)(4)      31.0%

Russell Wight, Jr.                       6,817,400(3)(5)      28.1%
  278 S. Maya Palm Drive
  Boca Raton, Florida 33432

David Mandelbaum                         6,884,000(3)         28.3%
  Mandelbaum & Mandelbaum, P.C.
  80 Main Street
  West Orange, New Jersey 07052

Ronald Targan                              375,000             1.5%
  Schechner and Targan, P.A.
  80 Main Street
  West Orange, New Jersey 07052

Stanley Simon                               37,500               *
  Stanley Simon and Associates
  70 Pine Street
  New York, New York 10270

Richard West                                10,500(6)            *
  Box 604
  287 Genoa Springs Drive
  Genoa, Nevada 89411

Richard Rowan                              166,184          *(7)(8)

Joseph Macnow                              271,701             1.1%(7)(8)

                                                  (table continued on next page)

(table continued from previous page)

                                        AMOUNT AND          PERCENT
        NAME AND ADDRESS OF        NATURE OF BENEFICIAL        OF
         BENEFICIAL OWNER              OWNERSHIP(1)         CLASS(2)
- -------------------------------------------------------     --------
All officers and trustees as a           8,636,235(7)         35.1%(8)
  group (the 8 persons listed
  above)

Interstate Properties                    6,721,500(3)         27.7%

Frederick Zissu                          1,832,615(9)          7.5%
  30 Hamilton Drive West
  No. Caldwell, New Jersey 07006

Cohen & Steers Capital Management,       2,142,900(11)         8.8%
  Inc.
  757 Third Avenue
  New York, New York 10017

* Under 1%.

- ---------------
 (1) Unless otherwise indicated, each person is the direct owner of and has sole voting power and sole investment power with respect to such Shares.

 (2) Based on 24,285,038 Shares outstanding as of March 20, 1996.

 (3) Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the general partners, owns 6,721,500 Shares. These Shares are included in the total Shares and the percentage of class for Interstate, Mr. Roth, Mr. Wight and Mr. Mandelbaum. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these Shares.

 (4) Includes 21,200 Shares owned by the Daryl and Steven Roth Foundation, over which Mr. Roth holds sole voting power and investment power. Does not include 18,000 Shares owned by Mr. Roth's wife, as to which Mr. Roth disclaims any beneficial interest.

 (5) Includes 63,400 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and investment power.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (6) Mr. West and his wife own 1,500 of these Shares jointly. Mr. West holds 9,000 of these Shares in self-directed Keogh accounts.

 (7) Includes 122,796 and 202,866 Shares which could be acquired by Messrs. Rowan and Macnow, respectively, within 60 days upon exercise of Share options.

 (8) Based on 24,610,700 Shares. This number was arrived at by adding to the total number of Shares outstanding as of March 20, 1996, the number of Shares which could have been acquired within 60 days upon exercise of Share options by persons included in the officers and trustees group.

 (9) Based on a Schedule 13D filed on May 14, 1993 by Frederick Zissu, he owns 1,861,912 Shares. According to the Company's records, he presently owns 1,832,615 shares. Does not include 23,385 Shares owned by Mr. Zissu's wife, as to which Mr. Zissu disclaims any beneficial interest.

(10) Based on Schedule 13G dated January 26, 1996, Cohen & Steers Capital Management, Inc. has the sole power to vote or to direct the vote of 1,824,000 shares and has the sole power to dispose or to direct the disposition of 2,142,900 shares.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to or accrued during the past three fiscal years for each of the highest paid executive officers of the Company whose total compensation aggregated $100,000 or more in 1995 ("Covered Executives").

                           SUMMARY COMPENSATION TABLE

                                                   LONG TERM
                                                  COMPENSATION
                         ANNUAL COMPENSATION         AWARDS
      NAME AND        --------------------------  ------------     ALL OTHER
 PRINCIPAL POSITION   YEAR    SALARY     BONUS      OPTIONS     COMPENSATION(3)
- --------------------- ----   --------   --------  ------------  ---------------
Steven Roth           1995   $625,000          0          0         $53,537
 Chairman and Chief   1994    625,000          0          0          33,536
 Executive Officer    1993    625,000          0          0          30,077

Richard Rowan(1)      1995   $354,000   $250,000     37,500         $16,848
 Vice President --    1994    343,500          0          0          10,214
 Real Estate          1993    333,500          0     79,916(2)        9,285

Joseph Macnow(1)      1995   $354,000          0     37,500         $16,100
 Vice President --    1994    343,500          0          0          10,468
 Chief Financial      1993    333,500          0     79,916(2)        9,488
   Officer

- ---------------
(1) Options are exercisable 25% nine months after grant, and 25% after each of the following three six-month periods.

(2) In January 1993, 42,416 share options (adjusted pursuant to the plan's antidilution provisions for the $3.36 extraordinary dividend in June 1993) were granted for the 1993 year and in December 1993, 37,500 share options were granted for the 1994 year each to Messrs. Rowan and Macnow.

(3) Represents premiums paid by the Company for whole life insurance policies for the Covered Executives. These policies provide coverage in an amount equal to the excess of the amount covered under the Company's non-discriminatory group term life insurance benefit for all full time employees (i.e., two times salary) over the benefit cap imposed by the term insurance carrier.

     The following table lists all grants of share options and share appreciation rights to the Covered Executives made in 1995 and their potential realizable values, assuming annualized rates of share price appreciation of 5% and 10% over the term of the grant. The Company has not, to date, granted any share appreciation rights.

                             OPTION GRANTS IN 1995

                                                               POTENTIAL REALIZABLE
                                                                 VALUE AT ASSUMED
                                                                      ANNUAL
                               INDIVIDUAL GRANTS                     RATES OF
                  -------------------------------------------      SHARE PRICE
                            % OF TOTAL
                             OPTIONS                             APPRECIATION FOR
                            GRANTED TO   EXERCISE                  OPTION TERM
                  OPTIONS  EMPLOYEES IN  OR BASE   EXPIRATION  --------------------
      NAME        GRANTED  FISCAL YEAR    PRICE       DATE        5%        10%
- ----------------- -------  ------------  --------  ----------  --------  ----------
Steven Roth            0         0%          N/A         N/A        N/A         N/A
Richard Rowan     37,500        50%       $35.50    3/8/2005   $837,216  $2,121,670
Joseph Macnow     37,500        50%       $35.50    3/8/2005   $837,216  $2,121,670

     The following table summarizes all exercises of options during 1995, and the options held at December 31, 1995, by the Covered Executives.

             AGGREGATED OPTION EXERCISES IN 1995 AND 1995-YEAR END
                                 OPTION VALUES

                                                                  VALUE OF
                                             NUMBER OF           UNEXERCISED
                                            UNEXERCISED         IN-THE-MONEY
                    SHARES                   OPTIONS AT          OPTIONS AT
                   ACQUIRED                   12/31/95            12/31/95
                      ON        VALUE       EXERCISABLE/        EXERCISABLE/
      NAME         EXERCISE    REALIZED    UNEXERCISABLE        UNEXERCISABLE
- -----------------  --------   ----------   --------------   ---------------------
Steven Roth              0      $      0              0/0      $             0/0
Richard Rowan       64,451    $1,320,592   113,421/37,500     $1,421,532/$86,710
Joseph Macnow        1,776       $45,401   193,491/37,500     $3,297,540/$86,710

EMPLOYEE RETIREMENT PLAN

     The Company's employee retirement plan provides retirement benefits to full-time employees of the Company. Benefits under the plan vest upon the completion of five years of service. Annual retirement benefits are equal to 1% of the participant's base salary for each year of service.

However, the portion of retirement benefits payable for service prior to plan participation is equal to 1% of the participant's base salary as of December 31 of the year before the participant began to participate in the plan for each year of the participant's past service. The amount of base salary which may be taken into account for benefit accrual purposes is limited to $150,000 in 1995 (adjusted in future years to reflect increases in the cost of living) pursuant to the requirements of the Internal Revenue Code.

     The amounts shown below are the estimated annual benefits (payable in the form of a life annuity) for each of the Covered Executives payable upon normal retirement at age 65. This amount assumes a maximum base salary for benefit accrual purposes of $150,000 for 1995 and forward, and that the Covered Executive's service is continued until age 65. Such estimated annual benefit payable to Mr. Roth is $60,691; to Mr. Rowan, $53,115; and to Mr. Macnow, $50,691.

EMPLOYMENT CONTRACTS

     Mr. Rowan and Mr. Macnow each have employment agreements expiring December 31, 1997 with the Company. The terms and conditions of these agreements, entered into on January 1, 1995, are the same as the terms and conditions of the employment agreements that expired on December 31, 1994. The agreements provide to each of Messrs. Rowan and Macnow an initial annual salary of $354,000, subject to increases in the second and third years by a factor equal to 125% of the percentage increase in the prior year's consumer price index; use of a company automobile; and an undertaking to use best efforts to cause the Compensation Committee of the Board to grant each of them options to purchase 37,500 Shares during each of the three years at a purchase price equal to the fair market value of the stock on the dates the options are granted. The agreements also provide that, if the Company should terminate Mr. Rowan's or Mr. Macnow's employment other than for just cause, payment of salary shall continue until the earlier of two years after the date of termination or the employee's becoming self-employed or employed with an-other company. The agreements further provide that if either Mr. Rowan or Mr. Macnow should terminate employment for just cause (defined as change of the employee's responsibility, change in control of the Company or relocation of the Company), such employee will be paid 2.99 times his annual salary and his unvested stock options will vest.

COMPENSATION OF TRUSTEES

     The Company compensated Messrs. Wight, Mandelbaum and Targan at a rate of $15,000 per year for serving as trustees plus $750 for each meeting of the Board or of any committee of the Board which the trustee attends. The Company compensated Stanley Simon and Associates, of which Stanley Simon is the owner, at a rate of $30,000 per year and Richard West at a rate of $40,000 per year in addition to $750 for each meeting. Mr. Roth receives no compensation as a trustee.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Company has a Compensation Committee, consisting of Messrs. Simon, Targan and West, which grants awards under the Company's Omnibus Share Plan and makes all other executive compensation determinations. Mr. Roth is the only officer of the Company who is a member of the Board. There are no interlocking relationships involving the Company's Board which require disclosure under the executive compensation rules of the Securities and Exchange Commission.

CERTAIN TRANSACTIONS

     During 1995, the Company paid $151,241 for legal services, in connection with certiorari proceedings at its shopping centers, to the firm of Mandelbaum & Mandelbaum, P.C., of which David Mandelbaum is a member, all or substantially all of which is expected to be reimbursed to the Company by its tenants. In addition, during 1995, the Company paid $98,277 for legal services to the firm of Schechner and Targan, P.A., of which Ronald Targan is a member.

     The Company currently manages and leases the six shopping centers of Interstate Properties pursuant to a Management Agreement for which the Company receives a quarterly fee equal to 4% of base rent and percentage rent and other commissions. The Management Agreement has a term of one year and is automatically renewable unless terminated by either of the parties on sixty days' notice at the end of the term. Although the Management Agreement was not negotiated at arms' length, the Company believes, based upon comparable fees charged by other real estate companies, that its terms are fair to the Company. For the years ended December 31, 1995, 1994 and 1993, $1,150,000, $894,000, and
$913,000 of management fees were earned by the Company pursuant to the Management Agreement.

     In March 1995, the Company purchased all of the 1,353,468 shares of common stock of Alexander's owned by Citibank, N.A. ("Citibank"), representing 27.1% of the then outstanding shares of common stock of Alexander's. At December 31, 1994, the Company owned 113,100 shares of Alexander's common stock. As a result of the acquisition, the Company owns 29.3% of the common stock of Alexander's.

     Also, in March 1995, the Company lent Alexander's $45 million, the subordinated tranche of a $75 million secured financing, the balance of which was funded by a bank. The Company's loan has a three-year term and bears interest at 16.43% per annum for the first two years and at a fixed rate for the third year of 992 basis points over the one-year Treasury bill rate. In addition, the Company received a loan origination fee of $1,500,000 from Alexander's.

     In March 1995, the Company and Alexander's entered into a three-year management and development agreement (the "Management Agreement"). The annual management fee payable to the Company by Alexander's is $3,000,000, plus 6% of development costs with a minimum guaranteed fee for the development portion of $1,650,000 in the first year and $750,000 in each of the second and third years. On July 6, 1995, the Company assigned its Management Agree-ment with Alexander's to Vornado Management Corp. ("VMC"), a newly formed New Jersey corporation. In exchange, the Company received 100% of the preferred stock of VMC, which entitles it to 95% of net operating cash flow distributed by VMC to its shareholders. Steven Roth and Richard West, Trustees of the Company, own the common stock of VMC. In addition, the Company lent $5,000,000 to VMC for working capital purposes under a three-year term loan bearing interest at the prime rate plus 2%. VMC is responsible for its pro-rata share of compensation and fringe benefits of common employees and 30% of other common expenses.

     The fee pursuant to the Management Agreement is in addition to the leasing fee the Company receives from Alexander's under the leasing agreement (the "Leasing Agreement") which has been in effect since 1992 and has been extended to be coterminous with the term of the Management Agreement. The Company recognized $1,448,000 of leasing fee income in 1995. Subject to the payment of rents by Alexander's tenants, the Company is due $7,868,000. Such amount is receivable annually in an amount not to exceed $2,500,000 until the present value of such installments (calculated at a discount rate of 9% per annum) equals the amount that would have been paid had it been paid on September 21, 1993, or at the time the transactions which gave rise to the commissions occurred, if later. Two leases which the Company had previously negotiated on behalf of Alexander's for its Paramus property were terminated in the second quarter of 1995 because governmental approvals to begin construction on a timely basis could not be obtained as a result of a pending condemnation, resulting in $2,424,000 of previously recorded leasing fees receivable being reversed.

     As of December 31, 1995, Interstate Properties owned 27.4% of the common shares of the Company and 27.1% of Alexander's common stock. Steven Roth is the Chairman of the Board and Chief Executive Officer of the Company, the managing general partner of Interstate Properties and the Chief Executive Officer and a director of Alexander's. Effective March 2, 1995, for a three-year period, the Company and Interstate agreed not to own in excess of two-thirds of Alexander's common stock or to enter into certain other transaction with Alexander's, other than the transactions described above, without the consent of Alexander's independent directors.

     At December 31, 1995, the loans due from Mr. Roth ($13,122,500), Mr. Rowan ($253,000) and Mr. Macnow ($227,000) in connection with their option exercises in prior years aggregated $13,602,500. The loans bear interest at a rate equal to the broker call rate (7.25% at December 31,1995) but not less than the minimum applicable federal rate provided under the Internal Revenue Code. Interest on the loan to Mr. Roth is payable quarterly. Mr. Roth's loan is due on December 29, 1997. The Company has agreed to forgive one-fifth of Mr. Rowan's loan and Mr. Macnow's loan on January 1 of each year, commencing January 1, 1997, provided that such employee remains an employee of the Company on such date.

APPROVAL OF PROPOSAL TO AMEND THE DECLARATION OF TRUST OF THE COMPANY TO PERMIT
                   THE BOARD OF TRUSTEES TO ALTER THE NUMBER
           OF AUTHORIZED SHARES OF BENEFICIAL INTEREST OF THE COMPANY

     In 1995, the General Assembly of Maryland approved an amendment to Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"), the statute under which the Company is formed, permitting the board of trustees of a Maryland real estate investment trust formed as a trust ("REIT"), such as the Company, to include in its declaration of trust a provision permitting the board of trustees to amend the declaration of trust to increase or decrease the aggregate number of shares or the number of shares of any class of beneficial interest that the trust has authority to issue. This new law became effective on October 1, 1995.

     Under Maryland law as in effect prior to October 1, 1995, a Maryland REIT such as the Company was required to obtain the approval of its shareholders each time it proposed to amend its declaration of trust to increase or decrease its number of authorized shares of beneficial interest. This process is expensive and time-consuming. Adopting the proposed amendment to the Declaration of Trust, as authorized by the new Maryland law, will enable the Board of Trustees alone to amend the Declaration of Trust of the Company to increase or decrease the number of authorized shares. Adding the provision authorized by the new law to the Declaration of Trust requires the approval of the shareholders of the Company.

     Accordingly, the Board of Trustees has unanimously adopted a resolution declaring that it is advisable and in the best interests of the Company to add to Article IX, Section 9.1(b) of the Declaration of Trust the following sentence: "The Board of Trustees, without any action by the shareholders of the Company, may amend the Amended and Restated Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that the Company is authorized to issue." The effect of this amendment will be to permit the Board of Trustees, without shareholder action, to increase or decrease (a) the total number of authorized shares of beneficial interest of the Company and/or (b) the number of authorized shares of beneficial interest of any one or more classes. Maryland law permits a REIT to have shares of beneficial interest that are assigned to a particular class as well as shares that are not assigned to a particular class but are available to be classified by the board of trustees at a later time. Thus, the total number of authorized shares of beneficial interest may exceed the total number of authorized shares of all classes. Currently, all of the authorized shares of beneficial interest of the Company are assigned to one of three classes.

     At present, the Company is authorized to issue 102,000,000 shares, of which 50,000,000 shares are common shares of beneficial interest, 1,000,000 shares are preferred shares and 51,000,000 are excess shares. Of the 50,000,000 authorized common shares, there are already issued and outstanding over 24,200,000 shares. The 51,000,000 excess shares are reserved for issuance, if necessary, in connection with certain provisions of the Declaration of Trust relating to the exchange of shares if certain events occur that could jeopardize the Company's qualification as a REIT under the Code.

     The Board of Trustees believes that it is in the best interests of the Company and its shareholders to permit the Board of Trustees, without the necessity of shareholder approval, to increase or decrease either the aggregate number of shares of beneficial interest or the number of shares of any class of beneficial interest that the Company has authority to issue in order to provide the Company with maximum flexibility to meet a variety of business needs as they may arise and to enhance the Company's flexibility in connection with possible future opportunities. These business needs and opportunities may include share dividends, share splits, retirement of indebtedness, employee benefit programs, business combinations, acquisitions of property and raising cash for general purposes. Responding to such needs or opportunities often requires quick action and the process of obtaining shareholder approval to amend the Declaration of Trust is both time-consuming and expensive. The Board of Trustees currently does not have any plans to increase the aggregate number of authorized shares or the number of shares of any class of beneficial interest or to issue any significant number of shares.

     If the proposed amendment is adopted, authorized shares of beneficial interest of the Company as established from time to time by the Board of Trustees in excess of those issued from time to time will be available for issuance at such times and for such purposes as the Board of Trustees may deem advisable without further action by the Company's shareholders, unless such action is otherwise required by applicable law or the rules of the New York Stock Exchange.

     As discussed above, the advantages to the Company's shareholders of the proposed amendment include the flexibility it would give the Company in raising capital and acquiring property and the avoidance of delay and expense. However, even if the proposed amendment is adopted, shareholder approval would continue to be required under the rules of the New York Stock Exchange for any transaction or series of related transactions (other than a public offering for cash) in which common shares or securities convertible into or exercisable for common shares are to be issued if (i) the newly issued common shares have voting power equal to or in excess of 20% of the voting power of the outstanding common shares prior to such transaction, (ii) the number of newly issued common shares is equal to or in excess of 20% of the number of outstanding common shares before such transaction (other than stock splits or stock dividends) or (iii) the issuance would result in a change of control of the Company.

     The Board of Trustees does not intend to increase the aggregate number of authorized shares or the number of shares of any class of beneficial interest or to issue any shares of beneficial interest except on terms or for reasons that the Board deems to be in the best interest of the Company. Because the holders of common shares of the Company do not have preemptive rights, the issuance of additional common shares (other than on a pro rata basis to all current shareholders) would reduce current shareholders' proportionate interest. However, in any such event, shareholders wishing to maintain their interests may be able to do so through normal market purchases. Any future issuance of common shares will be subject to the rights of holders of outstanding preferred shares, if any, which the Company may issue in the future. While the issuance of shares by certain entities in certain instances may have the effect of delaying, deferring or preventing a hostile takeover, the Board of Trustees does not believe that the authority to increase or decrease the authorized shares of beneficial interest is likely to have a significant anti-takeover effect because of existing provisions in the Company's Declaration of Trust restricting the concentration of ownership of the outstanding shares of the Company in order to maintain the Company's qualification as a REIT under the Internal Revenue Code. Moreover, the Board believes that the significant ownership positions in shares of the Company by members of the Board and executive officers of the Company (and their affiliates) further reduce the likelihood of an attempt to change control of the Company without the approval of the Board.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND ARTICLE IX, SECTION 9.1(b) OF THE COMPANY'S DECLARATION OF TRUST TO PERMIT THE BOARD OF TRUSTEES TO AMEND THE DECLARATION OF TRUST TO INCREASE OR DECREASE THE AGGREGATE NUMBER OF SHARES OR THE NUMBER OF SHARES OF ANY CLASS OF BENEFICIAL INTEREST THAT THE COMPANY IS AUTHORIZED TO ISSUE. Proxies will be so voted unless specified otherwise in their proxies. The affirmative vote of holders of the majority of the outstanding common shares is required for approval of this proposal. Consequently, any shares not voted (whether by abstentions, broker non-votes or otherwise) will have the same effect as votes against the proposed amendment to the Company's Declaration of Trust. If this proposal is approved by the shareholders, it will become effective upon the filing of Articles of Amendment with the State Department of Assessments and Taxation of Maryland, which will occur as soon is reasonably practicable after approval.

                         APPROVAL OF PROPOSAL TO AMEND
                        THE COMPANY'S OMNIBUS SHARE PLAN

     The Board of Trustees is asking the shareholders to approve amendments to the 1993 Omnibus Share Plan of Vornado Realty Trust (the "Omnibus Share Plan" or the "Plan") which would authorize the allocation of an additional 1,500,000 common shares of beneficial interest to be reserved for issuance and sale under the Plan and amend the Plan to continue its compliance with the requirements of
Section 162(m) of the Internal Revenue Code. The Omnibus Share Plan was first approved by the shareholders of the Company on May 6, 1993. Of the 2,250,000 shares originally authorized under the Plan, 1,252,816 shares were available for issuance as of December 31, 1995.

     The purpose of the Omnibus Share Plan is to promote the financial interests of the Company by encouraging its employees and the employees of its subsidiaries to acquire an ownership position in the Company, enhancing its ability to attract and retain employees of outstanding ability and providing such employees with a way to acquire or increase their proprietary interest in the Company's success. The Trustees and the Compensation Committee of the Board of Trustees have determined that it is in the best interest of the Company and the shareholders to add an additional 1,500,000 common shares of beneficial interest to the Plan to further promote the Plan's objectives.

     Under Section 162(m) of the Internal Revenue Code, the Company's deductions for compensation paid to the Chief Executive Officer or any of the four most highly compensated executive officers, other than the Chief Executive Officer, are limited to $1 million in any year unless certain requirements related to performance-based compensation are satisfied. In order for awards of stock options and stock appreciation rights to satisfy the requirements of performance-based compensation after increasing the number of common shares which may be issued pursuant to the Plan, it is necessary to specify an aggregate number of common shares which can be subject to stock options and stock appreciation rights granted to any participant. The amendment adopted by the Board of Trustees, subject to shareholder approval, provides that a participant may not be granted stock options and stock appreciation rights with respect to more than an aggregate of 2,500,000 common shares.

     The Board of Trustees believes it is in the best interests of the Company and its shareholders to continue to be able to deduct for federal income tax purposes the compensation relating to grants of stock options and stock appreciation rights. The proposed limit will afford the Compensation Committee appropriate flexibility in making awards under the Plan.

     The amendments provide for the grant of "reload stock options", at the discretion of the Committee, to a participant who uses common shares owned by the participant to pay all or a part of the exercise price of a stock option (including a reload stock option). A reload stock option will cover the number of shares tendered in payment of the exercise price and will have a per share exercise price not less than the fair market value of the common shares on the date of grant of the reload stock option.

     The use of common shares owned by the participant to pay the exercise price makes it easier for a participant to exercise a stock option. The reload stock option feature is consistent with one of the purposes of the Plan, which is to provide employees with a way to increase their ownership interest in the Trust and thus share in the Trust's success. The shares subject to the reload stock option permit a participant who pays an exercise price with common shares to increase the participant's total stock ownership in the Trust by the number of common shares for which a stock option is exercised.

     The following summary of the Plan is qualified by the full text of the proposed Amended and Restated 1993 Omnibus Share Plan attached to this Proxy Statement as Exhibit A. For additional information regarding options granted to executive officers, see "Executive Compensation" above.

TERMS OF THE OMNIBUS SHARE PLAN

     Under the Omnibus Share Plan, employees of the Company may be granted awards of stock options, stock appreciation rights, performance shares and restricted stock. The Omnibus Share Plan is administered by the Compensation Committee of the Board of Trustees which is authorized to select employees of the Company to receive awards, determine the type of awards to be made, determine the number of common shares or share units subject to any award and the other terms and conditions of such awards. All employees of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Compensation Committee, are eligible to receive awards under the Plan. As such criteria are subjective in nature, the Company cannot accurately estimate the number of persons who may be included in such class from time to time. Each officer of Vornado can be granted awards under the Omnibus Share Plan.

     The awards are not assignable or transferable except by will or the laws of descent and distribution and no right or interest of any participant may be subject to any lien, obligation or liability of the holder.

     Stock Options

     Stock options entitle the holder to purchase the Company's shares at a per share price determined by the Compensation Committee which in no event may be less than the fair market value of the shares on the date of grant. Options may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code or "non-qualified" stock options. Stock options are exercisable for such period as is determined by the Compensation Committee, but in no event may options be exercisable after 10 years from the date of grant. The option price for shares purchased upon the exercise of an option must be paid in full at the time of exercise and may be paid in cash, by tender of common shares, by such other consideration as the Compensation Committee deems appropriate or by a combination of cash, common shares and such other consideration.

     Upon the grant or exercise of an incentive stock option, no income will be recognized by the optionee for Federal income tax purposes, and the Company will not be entitled to any deduction. If the shares acquired upon exercise are not disposed of within the one-year period beginning on the date of the transfer of the shares to the optionee, nor within the two-year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to the Company. If such shares are disposed of within the one-year or two-year periods referred to above, the excess of the fair market value of the shares on the date of exercise (or, if less, the fair market value on the date of disposition) over the exercise price will be taxable as ordinary income to the optionee at the time of disposition, and the Company will be entitled to a corresponding deduction. The amount by which the fair market value of the shares at the time of exercise of an incentive stock option exceeds the option price will constitute an item of tax preference which could subject the optionee to the alternative minimum tax. Whether the optionee will be subject to such tax depends on the facts and circumstances applicable to the individual.

     Upon the grant of a non-qualified option, no income will be realized by the optionee, and the Company will not be entitled to any deduction. Upon the exercise of such an option, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be taxed as ordinary income to the optionee and the Company will be entitled to a corresponding deduction.

     Stock Appreciation Rights

     Stock appreciation rights entitle the holder to receive from the Company an amount equal to the amount by which the fair market value of a share on the date of exercise exceeds the grant price. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option or may be freestanding and unrelated to a stock option and may not be exercised earlier than six months after grant except in the event of the holder's death or disability. The Compensation Committee is authorized to determine whether a stock appreciation right will be settled in cash, shares or a combination thereof.

     Performance Shares

     Performance share awards consist of a grant of actual shares or share units having a value equal to an identical number of the Company's shares in amounts determined by the Compensation Committee at the time of grant. Performance share awards consisting of actual shares entitle the holder to receive shares in an amount based upon performance conditions of the Company over a performance period as determined by the Compensation Committee at the time of grant. Such performance share awards may provide the holder with dividends and voting rights prior to vesting. Performance share awards consisting of share units entitle the holder to receive the value of such units in cash, shares or a combination thereof based upon performance conditions and over a performance period as determined by the Compensation Committee at the time of grant. Such performance share awards may provide the holder with dividend equivalents prior to vesting.

     Restricted Stock

     Restricted stock awards consist of a grant of actual shares or share units having a value equal to an identical number of shares of the Company. Restricted stock awards consisting of actual shares entitle the holder to receive shares of the Company. Such restricted stock awards may provide the holder with dividends and voting rights prior to vesting. Restricted stock awards consisting of share units entitle the holder to receive the value of such units in cash, shares or a combination thereof as determined by the Compensation Committee. Such restricted stock awards may provide the holder with dividend equivalents prior to vesting. The employment conditions and the length of the period for vesting of restricted stock awards are established by the Compensation Committee at time of grant.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S OMNIBUS SHARE PLAN. Proxies will be so voted unless specified otherwise in their proxies. The affirmative vote of holders of the majority of the outstanding common shares present, or represented, or entitled to vote is required for approval of this proposal. Consequently, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

                      INFORMATION RESPECTING THE COMPANY'S
                              INDEPENDENT AUDITORS

     The Board has retained Deloitte & Touche LLP to act as independent auditors for the fiscal year ending December 31, 1996. The firm of Deloitte & Touche was engaged as independent auditors for the 1995 fiscal year and representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                 ADDITIONAL MATTERS TO COME BEFORE THE MEETING

     The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of the person named in the enclosed proxy to vote said proxy in accordance with his judgment on such matters.

                              ADVANCE NOTICE BYLAW

     The Bylaws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for the 1997 Annual Meeting of Shareholders of the Company must be received at the principal executive office of the Company, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663, Attention: Secretary, not later than December 22, 1996, for inclusion in the 1997 proxy statement and form of proxy.

                           By Order of the Board of Trustees,

                           SUSAN D. SCHMIDER
                           Secretary

April 22, 1996

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                                                       EXHIBIT A

                              VORNADO REALTY TRUST

                            1993 OMNIBUS SHARE PLAN

     1. PURPOSE. The purpose of the 1993 Omnibus Share Plan of Vornado Realty Trust (the "Plan") is to promote the financial interests of Vornado Realty Trust (the "Trust"), including its growth and performance, by encouraging employees of the Trust and its subsidiaries to acquire an ownership position in the Trust, enhancing the ability of the Trust and its subsidiaries to attract and retain employees of outstanding ability, and providing employees with a way to acquire or increase their proprietary interest in the Trust's success.

     2. SHARES SUBJECT TO THE PLAN.  Subject to adjustment as provided in
Section 14, the number of common shares, par value $.04, of beneficial interest in the Trust (the "Shares") which shall be available for the grant of awards under the Plan shall not exceed 3,750,000. No Participant (as defined in Section
3) shall be granted stock options and stock appreciation rights with respect to more than an aggregate number of 2,500,000 Shares, subject to adjustment as provided in Article 14. The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares, as the Trust may from time to time determine.

     Shares subject to an award that expires unexercised, that is forfeited, terminated or cancelled, in whole or in part, or is paid in cash in lieu of Shares, shall thereafter again be available for grant under the Plan, provided that if such award was granted to an officer subject to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") who received benefits of ownership of such Shares for purposes of Section 16(b) of the Exchange Act, such Shares shall not thereafter be available for grant under the Plan to officers subject to the provisions of Section 16(b) of the Exchange Act.

     3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") of the

Trustees of the Trust. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

     Subject to the provisions of the Plan, the Committee (i) shall select the employees of the Trust and its subsidiaries who will be participants in the Plan (the "Participants"), determine the type of awards to be made to Participants, determine the Shares or share units subject to awards, and (ii) shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

     4. ELIGIBILITY. All employees of the Trust and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Trust, as determined by the Committee, are eligible to be Participants in the Plan.

     5. AWARDS. Awards under the Plan may consist of the following: stock options (either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options), stock appreciation rights, performance shares, or grants of restricted stock. Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).

     6. STOCK OPTIONS. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the fair market value of the Shares on the date of grant. Stock options shall be exercisable for such period as specified by the Committee, but in no event may options be exercisable more than ten years after their date of grant. The option price of each Share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of Shares owned by the Participant valued at fair market value as of the date of exercise, in such other consideration as the Committee deems appropriate, or by a combination of cash, Shares and such other consideration.

     If determined by the Committee at or subsequent to the date of grant of a stock option, in the event a Participant pays the exercise price of such stock option (in whole or in part) by tendering Shares owned by the Participant, such Participant shall automatically be granted a reload stock option for the number of Shares used to pay the exercise price. The reload stock option shall have terms and conditions determined by the Committee consistent with this Section. If a reload stock option is granted as set forth above, one or more successive reload stock options shall automatically be granted, unless otherwise determined by the Committee, to a Participant who pays all or part of the exercise price of any such reload stock option by tendering Shares owned by the Participant.

     Notwithstanding any other term of the Plan, upon the effectiveness of the merger of Vornado, Inc. ("Vornado") into the Trust, pursuant to the Agreement
and Plan of Merger, dated April   , 1993 (the "Merger Agreement"), all
outstanding options granted under the 1985 Stock Option Plan, as amended May 6, 1992, of Vornado, Inc. (the "1985 Plan"), pursuant to the Merger Agreement, will be assumed and governed under the Plan, be converted into and become a right to purchase the same number of Shares at the same price per Share and upon the same terms and subject to the same conditions as applicable to such options or other rights immediately prior to the effectiveness of the merger.

     7. STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time. No stock appreciation right shall be exercisable earlier than six months after grant, except in the event of the Participant's death or disability. A stock appreciation right shall entitle the Participant to receive from the Trust an amount equal to the increase of the fair market value of the Share on the exercise of the stock appreciation right over the grant price. The Committee, in its sole discretion, shall determine whether the stock appreciation right shall be settled in cash, Shares or a combination of cash and Shares.

     8. PERFORMANCE SHARES. Performance shares may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Trust until the time the Shares subject to the grant of performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee. The Committee, in its sole discretion, shall determine whether performance shares granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

     9. RESTRICTED STOCK. Restricted stock may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of restricted stock, such certificate shall be registered in the name of the Participant but shall be held by the Trust until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock shall be established by the Committee at time of grant. The Committee, in its sole discretion, shall determine whether restricted stock granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

     10. AWARD AGREEMENTS. Each award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such award, in addition to the terms and conditions specified in the Plan.

     11. WITHHOLDING. The Trust shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any Shares or the payment of cash under the Plan, any taxes required by law to be withheld therefrom. The Committee, in its sole discretion, may permit a participant to elect to satisfy such withholding obligation by having the Trust retain the number of Shares whose fair market value equals the amount required to be withheld. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

     12. NONTRANSFERABILITY. No award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

     13. NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an award, and the grant of an award shall not be construed as giving a Participant the right to be retained in the employ of the Trust or its subsidiaries. Further, the Trust and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

     14. ADJUSTMENT OF AND CHANGES IN SHARES. In the event of any change in the outstanding Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding awards.

     15. AMENDMENT. The Trustees may amend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act.

     16. EFFECTIVE DATE. The Plan shall be effective as of the effectiveness of the merger of Vornado, Inc. into Vornado Realty Trust. Subject to earlier termination pursuant to Section 15, the Plan shall have a term of ten years from its effective date.

                         [VORNADO REALTY TRUST LOGO]

             Park 80 West, Plaza II, Saddle Brook, New Jersey 07663

                              VORNADO REALTY TRUST

                                     PROXY

    The undersigned, revoking all prior proxies, hereby appoints Steven Roth proxy, with full power of substitution, to attend, and to vote all shares the undersigned is entitled to vote, at the Annual Meeting of Shareholders of Vornado Realty Trust (the "Company") to be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Wednesday, May 22, 1996 at 10:00 A.M., local time, upon any and all business as may properly come before the meeting and all adjournments thereof. Said proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all adjournments thereof, all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

    THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF TRUSTEES AND "FOR" EACH OF THE OTHER PROPOSALS AS SET FORTH IN THE PROXY STATEMENT AND OTHERWISE IN THE DISCRETION OF THE PROXY.

                                 (Continued and to be Executed, on Reverse side)

1.  ELECTION OF TRUSTEES:

      The Board of Trustees recommends a Vote "FOR" Election of Trustees.

FOR all nominees     / /    WITHHOLD AUTHORITY to vote   / /
  listed below              for all nominees listed
                            below

Nominees:  Stanley Simon, Ronald Targan
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. APPROVE THE AMENDMENT TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF THE COMPANY:

                 The Board of Trustees recommends a Vote "FOR"
  Approval of the Amendment to the Amended and Restated Declaration of Trust.

            FOR  / /                        AGAINST  / /           ABSTAIN  / /

3.  APPROVE THE AMENDMENTS TO THE COMPANY'S OMNIBUS SHARE PLAN:

                 The Board of Trustees recommends a Vote "FOR"
             Approval of the Amendments to the Omnibus Share Plan.

            FOR  / /                        AGAINST  / /           ABSTAIN  / /

                                                          Address Change    / /
                                                          and/or Comments

                                          Please date and sign as your name or
                                          names appear hereon. Each joint owner
                                          must sign. (Officers, Executors,
                                          Administrators, Trustees, etc., will
                                          kindly to indicate when signing.)
                                          Dated                           , 1996

                                          --------------------------------------

                                          --------------------------------------
                                             (Signature(s) of Shareholder(s))

                                          VOTES MUST BE INDICATED /X/
                                          (X) IN BLACK OR BLUE INK.

    PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.